  Exhibit 5.1

December 11, 2020

BK Technologies Corporation
7100 Technology Drive
West Melbourne, FL 32904

Re:           BK Technologies Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BK Technologies Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company:

(i)
shares of common stock, par value $0.60 per share, of the Company (the “Common Stock”);

(ii)
shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”);

(iii)
senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under an indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”), to be entered into by and between the Company and the trustee named therein;

(iv)
subordinated debt securities, in one or more series (together with the Senior Debt Securities, the “Debt Securities”), which will be issued under the Indenture;

(v)
depositary shares (the “Depositary Shares”) that are interests in shares of the Common Stock or the Preferred Stock, which will be issued pursuant to a deposit agreement, which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a depositary institution;

(vi)
warrants to purchase the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities or units consisting of two or more of these types of securities (the “Warrants”), which will be issued pursuant to a warrant agreement, which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as warrant agent; and

(vii)
units comprised of one or more of the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities and the Warrants (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares and the Warrants, the “Securities”), which will be issued pursuant to a unit purchase contract agreement (the “Unit Agreement”), which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement, Current Report on Form 8-K (which may include as an exhibit an amendment to this opinion), or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the articles of incorporation of the Company, as amended (“Articles”); (ii) the bylaws of the Company currently in effect (together with the Articles, the “Organizational Documents”); (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) such corporate records, agreements, documents and other instruments; and (vi) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon the statements and representations of officers and other representatives of the Company and of public officials.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws; (iii) the Company will have filed in a timely manner all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (iv) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s board of directors (the “Board”), the Organizational Documents, any appropriate certificates of designation relating to a class or series of the Preferred Stock, and applicable law; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (vii) any Indenture, deposit agreement, warrant agreement, or Unit Agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company; and (viii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, and any Securities, including the Common Stock, Preferred Stock or any other Securities issuable upon conversion, exchange, or exercise of any other Security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized by the Articles but unreserved and unissued.

Based upon and subject to the foregoing, it is our opinion that:
1. Common Stock. Assuming that the issuance, sale, and terms of any Common Stock and the terms of the offering thereof have been duly authorized by appropriate corporate action of the Company, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board or any authorized committee thereof, (ii) the consideration for such Common Stock is at least equal to the aggregate par value of such Common Stock, (iii) in the case of any Common Stock to be issued under any Warrants, upon due exercise and delivery of any payment of the exercise price specified in such Warrants, and (iv) in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities and other rights that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, such Common Stock (including any Common Stock that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and non-assessable.

2. Preferred Stock. With respect to any series of Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms, rights, and preferences of the series of the Preferred Stock have been duly established in conformity with the applicable organizational documents and applicable state laws, and (iii) the Company has received the consideration therefor and such consideration per share is not less than the par value per share of the Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. Debt Securities. Assuming that the issuance, sale, and terms of any Debt Securities and the terms of the offering thereof have been duly authorized by appropriate corporate action of the Company, when (i) an Indenture, as required by the Registration Statement, has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, and any applicable supplemental indenture relating to such Debt Securities has been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and any applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Debt Securities have been duly executed and authenticated in accordance with such applicable Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Board or any authorized committee thereof, such Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Depositary Shares. With respect to the Depositary Shares, when (a) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the Depositary Shares, (b) the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered, (c) the Depositary Shares have been executed, countersigned and delivered in accordance with the applicable deposit agreement against payment therefor and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Board or any authorized committee thereof, and (d) the Company has received the consideration therefor, the Depositary Shares will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

5. Warrants. Assuming that the issuance, sale, and terms of such Warrants and the terms of the offering thereof have been duly authorized by appropriate corporate action of the Company, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by the Company, and the warrant agent has been appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants and any certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Board or any authorized committee thereof, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Units. Assuming that the issuance, sale, and terms of such Units and the terms of the offering thereof have been duly authorized by appropriate corporate action of the Company, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and the warrant agent (as applicable) appointed by the Company, (ii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for, and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Board or any authorized committee thereof, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, and are subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

We are members of the bar of the State of Utah and do not express any opinion in this letter covering any law other than the law of the State of Utah, Chapter 78 (Private Corporations) of the Nevada Revised Statutes, the laws of the State of New York, and the applicable federal law of the United States of America, in each case as in effect on the date hereof. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

KIRTON MCCONKIE PC

 /s/ Kirton McConkie PC